                                                                  EXHIBIT 10(qq)

                               PLEDGE AGREEMENT



PLEDGE AGREEMENT ("Pledge Agreement") made as of the 16th day of June, 1997, between Daniel F. Brown ("Pledgor"), and CompuCom Systems, Inc., a Delaware corporation ("Secured Party").

1. Definitions. In addition to the terms defined elsewhere in this Pledge Agreement, the following terms shall have the following meanings for purposes of this Pledge Agreement:

     (a)  The term "Event of Default" shall have the meaning ascribed thereto in
          Section 9 of this Pledge Agreement.

     (b) The term "Note" means and includes that certain Note, dated of even date herewith, in the original principal amount of $661,251.00, which Pledgor has executed, or is the process of executing payable to the order of Secured Party, together with any and all concurrent or subsequent extensions, amendments, or modifications thereto.

     (c) The term "Obligations" means and includes all obligations of Pledgor to Secured Party pursuant to the terms of the Note and this Pledge Agreement.

     (d) The term "Pledged Shares" means shares of common stock, par value $.01 per share, of Secured Party being purchased by Pledgor with a portion of the proceeds of the Note pursuant to that certain Stock Option Agreement dated July 14, 1987 between Machine Vision International Corporation, a Michigan corporation and predecessor in interest of the Company, between Pledgor and Secured Party.

2. Pledge. Upon the terms hereof, Pledgor hereby pledges and grants to Secured Party a lien on and security interest (the "Security Interest") in and to all of the following instruments and property of Pledgor (all of the following being herein sometimes called the "Collateral"):

     (a) The pledged shares together with all certificates,options, rights or other distributions issued as an addition to, in substitution or in exchange for, or on account of, any such shares (collectively, the "Stock");

     (b) All securities and other property, rights or interests of any description at any time issued or issuable as an addition to, in substitution or exchange for, with respect

Stock Pledge Agreement - Page 1
          to, incident to or in lieu of such shares described in Section 2(a) hereof or with respect to, incident to or in lieu of the Collateral
          (i) due to any dividend, stock-split, stock dividend or distribution on dissolution, on partial or total liquidation, or other corporate reorganization or for any other reason; (ii) in connection with a reduction of capital, capital surplus or paid-in surplus; or (iii) in connection with any spin-off, split-off, reclassification, readjustment, merger, consolidation, sale of assets, combination of shares or any other plan of distribution affecting the companies which have issued the shares described in Section 2(a) hereof;

     (c) Any and all proceeds, monies, income and benefits arising from or by virtue of, and all dividends and distributions (cash or otherwise) payable and/or distributable with respect to, all or any of the shares or other securities and rights and interests described in clauses (a) through (c) of this Section 2.

3. Obligations Secured. This Pledge Agreement and the Security Interest granted hereby secure the prompt satisfaction of the Obligations.

4. Warranties. Pledgor represents and warrants that each of the following statements is true and correct: (a) Pledgor is the legal and beneficial owner of the Stock; (b) the Collateral is owned by Pledgor free of any pledge, mortgage, hypothecation, lien, charge, encumbrance or security interest or purchase right or option on the part of any third person in such Collateral, except the Security Interest; (c) Pledgor has the full power, authority and legal right to transfer and pledge the Collateral free of any encumbrances and without obtaining the consent of any other person or entity; and (d) upon delivery of the Collateral to Secured Party, this Pledge Agreement will create a valid and perfected first priority lien upon, and security interest in, the Collateral and the proceeds thereof, securing the payment of the Obligations. The delivery at any time by Pledgor to Secured Party of Collateral shall constitute a representation and warranty by Pledgor under this Pledge Agreement that, with respect to the Collateral and each item thereof, Pledgor is the owner of the Collateral and the matters heretofore warranted in clauses (a) through (d) of this Section 4 are true and correct.

5. Covenants. Pledgor covenants to do or not to do, as the case may be, each of the following; provided, however, in the case of a negative covenant, Pledgor will not undertake any of the proscribed activities without the prior written consent of Secured Party: (a) from time to time to do all other acts or things as Secured Party may reasonably request in order more fully to evidence and perfect the Security Interest; (b) after the occurrence of an Event of Default, to promptly pay to Secured Party the amount of all court costs and reasonable attorneys' fees incurred by Secured Party hereunder; and (c) except as otherwise provided herein, to promptly deliver to Secured Party, in the exact form received, all securities and other property described in Section 2(b) and Section 2(c) hereof which come into the possession, custody or control of Pledgor. Pledgor further

Stock Pledge Agreement - Page 2
     covenants and agrees that, without the prior written consent of Secured Party, Pledgor shall not assign or transfer Pledgor's rights in the Collateral, or create any other lien or security in or otherwise encumber any of the Collateral, or permit any of the Collateral to ever be or become subject to any lien, attachment, execution, sequestration, other legal or equitable process, or any lien or encumbrance of any kind. Notwithstanding anything contained in the preceding sentence to the contrary, Pledgor shall be free to sell the Stock provided that Pledgor complies with all applicable laws in effecting such sale and in the event of any such sale the shares of Stock will be released from the Security Interest created pursuant to this Pledge Agreement upon repayment to Secured Party of the prorata loan amount attributable to such shares set forth in the Term Note (appropriately adjusted to reflect stock splits, subdivisions, combinations and similar transactions), in cash, for each share of Stock sold. All assignments and endorsements by Pledgor shall be in such form and substance as may be satisfactory to Secured Party. Should any covenant, duty or agreement of Pledgor fail to be performed in accordance with its terms hereunder, Secured Party may, but shall never be obligated to, perform or attempt to perform such covenant, duty or agreement on behalf of Pledgor, and any amount expended by Secured Party in such performance or attempted performance shall become part of the Obligations, except to the extent prohibited by applicable law, and Pledgor agrees to pay such amount promptly to Secured Party.

6. Adjustments and Distributions Concerning Collateral. Should the Collateral, or any part hereof, ever be converted in any manner by its issuer into another type of property or any money or other proceeds ever be paid or delivered to Pledgor as a result of Pledgor's rights in the Collateral, then in any such event (except as provided in Section 7 hereof), all such property, money and other proceeds shall immediately be and become part of the Collateral, and Pledgor covenants to forthwith pay and deliver all such property, money or other proceeds so received to Secured Party; and, if Secured Party deems it necessary and so requests, to endorse properly or assign any and all such other proceeds to Secured Party and to deliver to Secured Party and all such other proceeds which require perfection by possession under the Uniform Commercial Code of the State of Texas or other appropriate jurisdiction (the "UCC"). With respect to any of such property of a kind requiring an additional security agreement, financing statement or other writing to perfect a security interest therein in favor of Secured Party, Pledgor will forthwith execute and deliver to Secured Party whatever Secured Party shall deem necessary or proper for such purpose.

7. Cash Dividends and Voting Rights. Unless an Event of Default has occurred and shall not have been waived by Secured Party, Pledgor is entitled (a) to exercise all voting rights with respect to the Collateral and (b) to receive for his own use cash dividends on the Collateral. Upon the occurrence of an Event of Default, Secured Party may exercise all voting rights with respect to the Collateral subject to all applicable rules and regulations

Stock Pledge Agreement - Page 3
     and may require any such cash dividends to be delivered to Secured Party as additional Collateral hereunder or applied toward the satisfaction of the Obligations.

8. Registration of Collateral in Name of Secured Party. Upon the occurrence of an Event of Default, Secured Party, at its option, may have any or all of the Collateral registered in its name or that of its nominee. Immediately and without further notice, upon the occurrence of an Event of Default, whether or not the Collateral has been registered in the name of Secured Party or its nominee, Secured Party or its nominee shall have, with respect to the Collateral, the right to exercise all voting rights and all conversion, exchange, subscription or other rights, privileges or options pertaining thereto including, without limitation, the right to exchange any or all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, or upon the exercise by such issuer of any right, privilege, or option pertaining to any of the Collateral, and, in connection therewith, to deliver any of the Collateral to any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it; but Secured Party shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so, delay in doing so, or depreciation in the value of the Collateral by reason of doing so. Thereafter, at such time as (a) all Events of Defaults have been cured, and (b) there exists no condition, event or act which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, then the right to exercise all voting rights with respect to the Collateral shall revert to Pledgor.

9. Events of Default. The occurrence of any one or more of the following shall constitute an Event of Default: (a) the failure of Pledgor to make timely payment of any portion of the principal or interest of the Note or any portion of the Obligations when due subject to any applicable cure periods: (b) the failure of Pledgor to perform fully, faithfully and promptly any material agreements, covenants and conditions contained in this Pledge Agreement; (c) the levy against the Collateral, or any substantial part thereof, or any execution, attachment, sequestration, distraint warrant or other like or similar writ or the attachment to the Collateral of any lien other than the Security Interest; (d) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Pledgor in an involuntary case under the United States bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Pledgor or of any substantial part of Pledgor's property, or ordering the winding-up or liquidation of the affairs of Pledgor and the continuance of any such decree or order unstayed and in effect for a period of thirty (30) consecutive days; or (e) the commencement by Pledgor of a voluntary case under the United States bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent, by

Stock Pledge Agreement - Page 4

     Pledgor to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Pledgor for any substantial part of Pledgor's property, or the making by Pledgor of any assignment for the benefit of creditors, or the inability of Pledgor generally to pay his debts as such debts become due, or the taking of any action by Pledgor in furtherance of any of the foregoing.

10. Remedies. Upon the occurrence of an Event of Default, Secured Party may then exercise any and all rights to which it is entitled under the UCC or otherwise. Pledgor hereby grants to Secured Party an irrevocable proxy coupled with an interest to exercise as to such Collateral, upon the occurrence of an Event of Default, all rights, powers and remedies of an owner and all of the rights, powers and remedies hereinabove set forth, the proxy herein granted to exist until all of the Obligations have been paid and performed in full.

11. Application of Proceeds. The proceeds of any disposition of the Collateral or other action by Secured Party shall be applied (a) first, to the cost and expenses incurred in connection therewith or incidental thereto or to the care or safekeeping of any of the Collateral or in any way relating to the rights of Secured Party hereunder, including reasonable attorneys' fees and legal expenses; (b) then, to the satisfaction of the Obligations in such order and to such portions as Secured Party may elect; (c) then, to the payment of any other amounts required by applicable law; and (d) then, to Pledgor to the extent of any surplus proceeds. Secured Party shall be under no duty to exercise or to withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to Secured Party in this Pledge Agreement, and shall not be responsible for any failure to do so or delay in so doing.

12. Notification of Sale. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to Pledgor and to any other person entitled under the UCC to notice; provided that if any of the Collateral threatens to decline speedily in value or is of the type customarily sold on a recognized market, Secured Party may sell or otherwise dispose of the Collateral without notification, advertisement, or other notice of any kind. It is agreed that notice sent or given not less than five (5) calendar days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purposes of this paragraph.

13. Satisfaction of Obligations and Release of Collateral. Upon the satisfaction in full of the Obligations, and the satisfaction of all additional costs and expenses of Secured Party as provided herein, this Pledge Agreement shall terminate, and Secured Party shall deliver to Pledgor, at Pledgor's expense, such of the Collateral as shall not have been sold or otherwise applied pursuant to this Pledge Agreement which Secured Party shall have in its possession. In addition and notwithstanding any provision contained in this Pledge

Stock Pledge Agreement - Page 5

     Agreement to the contrary, Pledgor shall be entitled to obtain the release of shares of Stock from the Security Interest created hereby by paying to Secured Party the per share Purchase Price set forth in the Purchase Agreement (appropriately adjusted to reflect stock splits, subdivisions, combinations and similar transactions), in cash, for each share of Stock which Pledgor desires be released from the terms hereof and upon receipt of such payment, Secured Party will promptly release the applicable number of shares of Stock to Pledgor subject, where applicable, to the terms of the Purchase Option in the Purchase Agreement.

14. Notices. Any notice required or permitted by this Pledge Agreement shall be deemed to have been given or made when deposited with a reputable overnight delivery service, such as Federal Express, or in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the addresses set forth opposite their respective signatures below, or, if hand delivered, upon actual receipt.

15. Duties of Secured Party. Secured Party's duty with respect to any Collateral now or hereafter in the possession of Secured Party is solely to use reasonable care in the custody and preservation of the Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if the Collateral is accorded treatment substantially equal to that which Secured Party accords its own property, it being understood that Secured Party shall not have any responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral or for informing Pledgor of such matters whether or not Secured Party has or is deemed to have any knowledge of such matters. Secured Party shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties or to protect, perfect, preserve or maintain any security interest given to secure the Collateral, nor to invest any cash constituting Collateral in any account or security or otherwise.

16. Indemnification. Pledgor hereby agrees to indemnify and to hold Secured Party harmless from and against any loss (excluding any loss attributable to a diminution in the value of the Stock), claim, demand or expense (including attorneys' fees) by reason, or in any manner related to, the Collateral, including any such claim as may arise by reason of any alleged breach of warranty concerning the Collateral, by reason of the failure of Pledgor to comply with any applicable state, federal or foreign statute, rule, regulation, order or decree, or by reason of Secured Party's efforts to enforce payment of the Obligations, including expenses incurred in satisfying any applicable securities laws.

17. Expenses. Pledgor will upon demand pay to Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which Secured Party may incur in connection with the custody or preservation of, or the sale of, collection from or other realization upon, any of the

Stock Pledge Agreement - Page 6

     Collateral, the exercise or enforcement of any of the rights of Secured Party hereunder, or the failure by Pledgor to perform or observe any of the provisions hereof.

18. Security Interest Absolute. All rights of Secured Party and the pledge and Security Interest hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional in all respects and shall not be released, diminished, impaired, or affected for any reason, including without limitation the occurrence of any one or more of the following events: (a) the taking or accepting of any other security or assurance for any or all of the Obligations; (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations; (c) any exchange, release, subordination, surrender, loss or nonperfection of any other collateral at any time existing in connection with any or all of the Obligations, or any release or amendment or waiver of or consent to departure from any guaranty, or other security, for all or any of the Obligations; (d) any neglect, delay, omission, failure, or refusal of Secured Party to take or prosecute any action in connection with this Pledge Agreement: (e) the insolvency or bankruptcy of Pledgor: or (f) any other circumstance which might otherwise constitute a defense available to a discharge of Pledgor in respect of the Obligations of Pledgor in respect of this Pledge Agreement.

19. Waivers. Except as otherwise required by the terms hereof or by applicable law, Pledgor hereby waives all notices, including but not limited to demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of Intent to accelerate, notice of acceleration and all other notices.

20. Remedies Cumulative. The rights and remedies provided herein are cumulative and are in addition to and not exclusive of any rights or remedies provided by law, including, but without limitation, the rights and remedies of a secured party under the UCC.

21. Amendment. This Pledge Agreement may be amended only by written instrument signed by all parties.

22. Invalidity of Any Provision. The invalidity of any one or more phrases, sentences, clauses, paragraphs or sections hereof shall not affect the remaining portions of the Pledge Agreement, all of which are being inserted conditionally on its being held legally valid. In the event that any one or more of the phrases, sentences, clauses, paragraphs or sections contained herein should be invalid, or should operate to render this Pledge Agreement invalid, then this Pledge Agreement shall be construed as if such invalid phrase or phrases, sentence or sentences, clause or clauses, paragraph or paragraphs, or section or sections had not been inserted.

23. Assignment. This Pledge Agreement shall apply to, inure to the benefit of and be binding upon and enforceable against the parties hereto and their respective legal representatives,

Stock Pledge Agreement - Page 7
     successors and assigns, except that the rights and obligations of Pledgor contained herein shall not be assignable.

24. Governing Law. The substantive laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of this Pledge Agreement, unless the laws of another state or jurisdiction require the application of the laws of such state or jurisdiction. This Pledge Agreement is performable in Dallas County, Texas.

     IN WITNESS WHEREOF, the parties have executed this Pledge Agreement as of the date and year first above written.


                                    /s/ DANIEL F. BROWN
                                    -------------------------------------------
                                    Daniel F. Brown
                                    Address:



                                    SECURED PARTY:


Address:                            COMPUCOM SYSTEMS, INC.


7171 Forest Lane                    By: /s/ M. LAZANE SMITH
Dallas, Texas 75230                    ----------------------------------------
                                    Its:  Sr. VP Finance, CFO

Stock Pledge Agreement - Page 8